UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 19, 2025

Date of Report

(Date of earliest event reported)

CYTTA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-55976	98-0505761
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5450 W Sahara Avenue, Suite 300A Las Vegas, NV 89146

(Address of principal executive offices, including zip code)

(702) 900-7022

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Registrant’s Certifying Accountant

(a)	Dismissal of Previous Independent Registered Public Accounting Firm

On May 19th, 2025, Cytta Corp. (“Cytta”) Cytta dismissed our Auditor Prager Metis CPAs, LLC (“PM”) which was currently serving as Cytta’s independent registered public accounting firm. This occurred following a determination by PM that they could not continue as our Auditors unless an independent forensic accounting firm was retained to examine the fraudulent and/or negligent Sales Orders provided to the Company by an independent third-party consultant and recorded in the December 31, 2024, Quarterly Statements. This requirement by PM was in addition to the independent review which the Company separately commissioned, which determined the Sales Orders provided by the third-party consultant were fraudulent and/or negligent and that they should be reversed.

Due solely to the costs of this additional procedure, the Board of Directors of Cytta chose not to continue with the engagement of PM. Cytta notified PM on May 19th, 2025, that it would be immediately dismissed as Cytta’s independent registered public accounting firm, The decision to change independent registered public accounting firms was recommended by and approved by the Board of Directors of Cytta.

PM’s reports on Cytta’s financial statements for the years ended September 30, 2024, and 2023 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The report of PM on the financial statements of Cytta for the fiscal years ended September 30th, 2024, and September 30th, 2023, do, however, contain an expression of substantial doubt regarding Cytta’s ability to continue as a going concern.

During Cytta’s two most recent fiscal years ended September 30, 2024 and 2023 and the subsequent interim periods through December 31, 2024, there were no disagreements, within the meaning of Item304(a)(1)(iv) of Regulation S-K promulgated under the Exchange Act (“Regulation S-K”) and the related instructions thereto, with PM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PM, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

Also, during this same period, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto, except for the material weakness in Cytta’s internal control over financial reporting, previously reported in Item 9A of Cytta’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024.

Cytta has provided PM with the disclosures under this Item 4.01(a) and has requested PM to furnish Cytta with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by Cytta in this Item 4.01(a) and, if not, stating the respects in which it does not agree.

(b)	Appointment of a New Independent Registered Public Accounting Firm

On June 9th, 2025, the Board of Directors of Cytta approved the appointment of Sadler, Gibb & Associates, LLC (“SG”) as Cytta’s new independent registered public accounting firm, and executed the engagement agreement(s), for the audit of Cytta’s financial statements for the year ended September 30, 2025, and related interim periods beginning with the March 31, 2025, Quarterly Report.

During Cytta’s two most recent fiscal years ended September 30, 2024, and 2023, and the subsequent interim periods through December 31, 2024, neither Cytta nor anyone acting on its behalf consulted with SG regarding any of the matters described in Items  304(a)(2)(i) and (ii) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytta Corp.

Date: June 13, 2025	By:	/s/ Gary Campbell
Name: Gary Campbell
Title: Chief Executive Officer

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